Exhibit 10.21

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

BIOSIG TECHNOLOGIES, INC.

PROMISSORY NOTE
(non-negotiable)

$30,000.00	December 6, 2012

FOR VALUE RECEIVED, BIOSIG TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Endicott Management Partners LLC, a Delaware limited liability corporation or his registered assigns (the "Holder"), the principal sum of THIRTY THOUSAND DOLLARS AND NO CENTS ($30,000.00) with no interest on the outstanding principal amount of this Promissory Note (this "Note").

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.  Maturity. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount shall become fully due and payable on the earlier of (i) the Next
Financing (as defined below), (ii) February 28, 2013 or (iii) the date of the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the "Maturity Date"). For purposes of this Note, “Next Financing” means the next transaction (or series of transactions, whether or not related) after the date of this Note in which the Company or any successor of the Company issues and sells shares of its capital stock, securities convertible into shares of capital stock, evidence of indebtedness, or any combination thereof, in exchange for aggregate gross proceeds of not less than Three Hundred Thousand Dollars ($300,000) (including any amounts received upon conversion or cancellation of indebtedness).

2.  Event of Default.

                (a) For purposes of this Note, an "Event of Default" means:

(i)	the Company shall default in the payment of principal on this Note; or

(ii)
the Company shall fail to perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of five (5) business days after notice from the Holder of such failure; or

(iii)
the Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(iv)
a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)
any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)	the Company shall sell or otherwise transfer all or substantially all of its assets; or

(vii)
bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(viii)	the Company shall be in default of any of its indebtedness for borrowed money.

(b) Upon the occurrence of an Event of Default, the entire indebtedness due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

3. Prepayment.  The Company may prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note and second, if the amount of prepayment exceeds the amount of all such expenses, to the payment of principal of this Note.

4. Use of Proceeds. The Company shall use the proceeds from this Note solely to fund the operations of the Company in the ordinary course of business.

5. Miscellaneous.

    (a) Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b) Payment. All payments under this Note shall be made in lawful tender of the United States.

(c) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d) Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(e) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

BioSig Technologies, Inc.
12424 Wilshire Blvd Suite 745
Los Angeles, CA 90025
310.820.8100
Fax: 310.820.8115

To Holder:

Endicott Management Partners LLC
10 Red Coat Rd
Westport, CT  06880
Cell: 203.644.5200

(f)  Expenses: Attorneys' Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the Holder in connection with such action.

(g) Successors and Assigns. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(h) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

(i) Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address Section 5(e) hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(i) shall affect or limit any right to serve process in any other manner permitted by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

BIOSIG TECHNOLOGIES, INC.

By: /s/ Budimir S. Drakulic
      Budimir S. Drakulic
      Chief Technology Officer